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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of microHelix, Inc. on Form S-3 of our report dated April 7, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of microHelix, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Portland, Oregon
December 4, 2003